Exhibit 99.1

Donaldson Reports Record Fourth Quarter; Full-Year 2025 Sales and Earnings
Fiscal 2026 Guidance Centered on Record Sales of $3.8 billion and EPS of $4.00

Fourth Quarter Fiscal 2025 Highlights
(All comparisons against the fourth quarter fiscal 2024 unless otherwise noted)
•Sales of $981 million, up 4.8%
•Generally accepted accounting principles (GAAP) earnings per share (EPS)1 of $0.97, up 7.8%; adjusted EPS2 of $1.03, up 9.6%
•Returned approximately $95 million to shareholders through share repurchases and dividends

Full Year Fiscal 2025 Highlights
(All comparisons against fiscal year 2024 unless otherwise noted)
•Sales of $3.7 billion, up 2.9%
•Progress towards footprint optimization initiatives aimed at increasing efficiency
•Rationalized expense structure and investments in Life Sciences segment
•GAAP EPS of $3.05, down 9.8%; adjusted EPS of $3.68, up 7.6%
•Returned approximately $465 million to shareholders through the repurchase of 4% of shares outstanding and dividends

Fiscal 2026 Guidance
•Expect full year fiscal 2026 sales and EPS within guidance ranges centered on
$3.8 billion and $4.00, respectively, reflecting record levels of sales, operating margin and net earnings

MINNEAPOLIS (August 27, 2025) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company), a global leader in technology-led filtration products and solutions, today reported fiscal 2025 GAAP net earnings of $114.3 million in the fourth quarter and $367.0 million for the full year, compared with $109.7 million and $414.0 million, respectively, in fiscal 2024. Fiscal 2025 GAAP EPS were $0.97 in the fourth quarter and $3.05 for the full year, compared with $0.90 and $3.38, respectively, in the prior year. Fourth quarter and full-year 2025 adjusted EPS were $1.03 and $3.68, respectively, compared to $0.94 and $3.42, respectively, in fiscal 2024.

1 All EPS figures refer to diluted EPS.
2 Adjusted EPS is a non-GAAP financial measure that excludes the impact of certain items not related to ongoing operations. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

Donaldson Company Reports Fourth Quarter 2025 and Full-Year Earnings - Page 2 of 5

“Our fourth quarter earnings results, inclusive of robust sales and profitability, represent a strong finish to a record fiscal 2025,” said Tod Carpenter, chairman, president and chief executive officer. “I would like to thank our outstanding Donaldson team who successfully navigated the complex tariff landscape to support our customers. We also made progress on building greater structural business model efficiency through our footprint and cost optimization initiatives and operating expense management, setting the stage for higher levels of future profitability.

“In fiscal 2026, we expect another year of record sales, achieving $3.8 billion. We also expect to expand gross margin while leveraging benefits from efficiency actions taken during fiscal 2025, resulting in an all-time high operating margin ahead of the fiscal 2026 target laid out one year ago. We are committed to disciplined, focused investments that drive growth across our segments, while building on our long track record of returning cash to shareholders through dividends and share repurchases. I am confident in the value Donaldson can create for all stakeholders, and our results in fiscal 2025 combined with our expectations for fiscal 2026 are clear signals of our strength.”

Fourth Quarter Operating Results

Sales increased 4.8% to $980.7 million from $935.4 million in 2024, due to higher volume, favorable currency translation and pricing benefits.

	Three Months Ended		Twelve Months Ended
	July 31, 2025		July 31, 2025
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Mobile Solutions segment
Off-Road	5.1%	2.5%	(5.6)%	(5.9)%
On-Road	(20.1)	(21.8)	(20.9)	(20.9)
Aftermarket	3.3	1.9	5.2	5.4
Total Mobile Solutions segment	2.3	0.7	1.8	1.9

Industrial Solutions segment
Industrial Filtration Solutions	10.5	8.6	1.5	1.0
Aerospace and Defense	(5.9)	(7.3)	15.0	14.6
Total Industrial Solutions segment	7.7	5.8	3.6	3.1

Life Sciences segment
Total Life Sciences segment	14.1	8.5	9.8	7.9

Total Company	4.8%	2.9%	2.9%	2.7%

Donaldson Company Reports Fourth Quarter 2025 and Full-Year Earnings - Page 3 of 5

Mobile Solutions segment (Mobile) sales increased 2.3%, driven by strength in Off-Road and Aftermarket, partially offset by lower sales in On-Road. Off-Road sales grew 5.1%, due to sales growth in Europe and Asia Pacific after lapping a weak comparison a year ago. Aftermarket sales grew 3.3%, driven by strength in both the OE and independent channels. On-Road sales declined 20.1% from lower equipment production, an ongoing trend primarily in the United States.

Industrial Solutions segment (Industrial) sales increased 7.7%, from Industrial Filtration Solutions (IFS) sales growth of 10.5% driven by higher demand for new dust collection equipment in Europe and the United States and Power Generation project timing. Aerospace and Defense sales decreased 5.9% due to lower Defense sales after lapping a sales surge a year ago.

Life Sciences segment sales increased 14.1% year over year as a result of strong new equipment and replacement part sales in Food and Beverage and Disk Drive strength.

Gross margin was 34.5%, down 130 basis points from 35.8% in 2024 primarily due to tariff-related inflation and related inventory valuation headwinds. Adjusted gross margin, which excludes restructuring charges, was 34.8% compared with 36.2% in the prior year.

Operating expenses as a percentage of sales were 19.1%, a 110 basis point improvement from 20.2% in the prior year, resulting from leverage on higher sales and disciplined expense management. Adjusted operating expenses as a percentage of sales, which excludes restructuring charges were 18.3% compared with 19.9% in 2024.

Operating income as a percentage of sales (operating margin) of 15.5%, decreased 10 basis points year over year as a result of gross margin compression partially offset by operating expense leverage. Adjusted operating margin was 16.4% a 10 basis point increase from 16.3% in the prior year.

Interest expense was $7.1 million versus $5.3 million in 2024 as a result of higher interest rates. The Company's effective tax rate was 23.6% versus 21.3% a year ago due to lower net discrete tax benefits.

For the full year, Donaldson paid $131.9 million in dividends and repurchased 4.0% of its outstanding shares for $333.6 million.

Fiscal 2026 Outlook

Full-year EPS is forecast to be between $3.92 and $4.08, compared with fiscal 2024 GAAP and adjusted EPS of $3.05 and $3.68, respectively. Sales are projected to increase between 1% and 5%, or to $3.8 billion at the midpoint, inclusive of a pricing benefit of approximately 1%.

Mobile sales are expected to be flat to up 4% year over year. Off-Road sales are projected to increase mid-single digits and On-Road sales are estimated to increase high-single digits as a result of a modest rebound following the declines in fiscal 2025. Aftermarket sales are forecast to grow low-single digits from market share gains and continued strength in vehicle utilization rates.

Donaldson Company Reports Fourth Quarter 2025 and Full-Year Earnings - Page 4 of 5

Industrial sales are expected to grow between 2% and 6% versus 2025. IFS sales are forecast to increase mid-single digits with strength across all businesses, including dust collection and Power Generation. Aerospace and Defense sales are projected to be about flat after cycling against a record 2025.

Life Sciences sales are forecast to grow between 1% and 5% compared with prior year driven by continued sales growth in Food & Beverage and Disk Drive.

Operating margin is expected to be between 16.1% and 16.7% versus 13.4%, or 15.7% on an adjusted basis, in 2025 driven by gross margin expansion and leverage on higher sales.

Interest expense is projected to be between $22 million and $23 million and other income is expected to be between $14 million and $18 million. Donaldson expects a fiscal 2026 effective income tax rate of between 23.5% and 25.5%.

Capital expenditures are forecast to be between $65 million and $85 million and free cash flow conversion is projected to be between 85% and 95%. For the full year, Donaldson expects to repurchase 2% to 3% of its shares outstanding.

Donaldson Company Reports Fourth Quarter 2025 and Full-Year Earnings - Page 5 of 5

Miscellaneous

The Company will webcast its fourth quarter and full-year 2025 earnings conference call today at 9:00 a.m. CT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CT today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand; impacts from unexpected events; effects of unavailable raw materials, significant demand fluctuations or material cost changes; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; inability to achieve commitments related to sustainability, results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-K.

About Donaldson Company, Inc.

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Diverse, skilled employees at over 140 locations on six continents partner with customers - from small business owners to R&D organizations and the world’s biggest OEM brands. Donaldson solves complex filtration challenges through three primary segments: Mobile Solutions, Industrial Solutions and Life Sciences. Additional information is available at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	July 31,			July 31,
	2025	2024	Change	2025	2024	Change

Net sales	$980.7	$935.4	4.8%	$3,690.9	$3,586.3	2.9%
Cost of sales	641.9	600.6	6.9	2,404.7	2,311.9	4.0
Gross profit	338.8	334.8	1.2	1,286.2	1,274.4	0.9
Selling, general and administrative	164.6	163.2	0.8	641.0	636.7	0.7
Loss on impairment of assets	—	—	—	62.0	—	100.0
Research and development	22.5	25.4	(11.1)	87.8	93.6	(6.2)
Operating expenses	187.1	188.6	(0.8)	790.8	730.3	8.3
Operating income	151.7	146.2	3.7	495.4	544.1	(8.9)
Interest expense	7.1	5.3	35.1	24.2	21.4	13.5
Other (income) expense, net	(5.1)	1.5	NM	(21.0)	(12.6)	66.8
Earnings before income taxes	149.7	139.4	7.3	492.2	535.3	(8.1)
Income taxes	35.4	29.7	19.0	125.2	121.3	3.1
Net earnings	$114.3	$109.7	4.1%	$367.0	$414.0	(11.3)%

Weighted average shares – basic	116.4	120.4	(3.3)%	118.7	120.7	(1.7)%
Weighted average shares – diluted	118.1	122.5	(3.6)%	120.4	122.6	(1.8)%

Net EPS – basic	$0.98	$0.91	7.7%	$3.09	$3.43	(9.9)%
Net EPS – diluted	$0.97	$0.90	7.8%	$3.05	$3.38	(9.8)%

Dividends paid per share	$0.30	$0.27	11.1%	$1.11	$1.02	8.8%
Note: Amounts may not foot due to rounding.
NM = Not meaningful
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2025 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 31,	July 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$180.4	$232.7
Accounts receivable, net	662.2	629.7
Inventories, net	513.6	476.7
Prepaid expenses and other current assets	105.5	99.0
Total current assets	1,461.7	1,438.1
Property, plant and equipment, net	644.5	645.5
Goodwill	493.6	478.4
Intangible assets, net	97.4	171.9
Other long-term assets	280.0	180.4
Total assets	$2,977.2	$2,914.3

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$31.2	$28.3
Current maturities of long-term debt	6.7	25.0
Accounts payable	368.6	379.4
Accrued employee compensation and related taxes	144.3	140.9
Income taxes payable	43.9	42.6
Other current liabilities	162.5	166.3
Total current liabilities	757.2	782.5
Long-term debt	630.4	483.4
Non-current income taxes payable	19.0	39.8
Deferred income taxes	10.5	16.1
Other long-term liabilities	106.6	103.4
Total liabilities	1,523.7	1,425.2

Total stockholders’ equity	1,453.5	1,489.1
Total liabilities and stockholders’ equity	$2,977.2	$2,914.3
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2025 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	July 31,
	2025	2024
Operating Activities
Net earnings	$367.0	$414.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	99.5	98.4
Deferred income taxes	(24.0)	(24.3)
Stock-based compensation expense	24.0	22.0
Loss on impairment of intangible assets	62.0	—
Other, net	(9.5)	(1.0)
Changes in operating assets and liabilities	(100.2)	(16.6)
Net cash provided by operating activities	418.8	492.5

Investing Activities
Purchases of property, plant and equipment	(78.9)	(85.6)
Proceeds from sale of property, plant and equipment	2.1	0.7
Equity investment	(71.2)	—
Acquisitions, net of cash acquired	(2.4)	(2.0)
Net cash used in investing activities	(150.4)	(86.9)

Financing Activities
Proceeds from long-term debt	388.1	119.7
Repayments of long-term debt	(265.0)	(228.8)
Change in short-term borrowings	1.2	(5.7)
Purchase of treasury stock	(331.5)	(162.7)
Payment of contingent consideration	(5.5)	(1.7)
Dividends paid	(131.9)	(122.8)
Tax withholding for stock compensation transactions	(5.7)	(8.0)
Exercise of stock options and other	28.6	54.1
Net cash used in financing activities	(321.7)	(355.9)
Effect of exchange rate changes on cash	1.0	(4.1)
(Decrease) increase in cash and cash equivalents	(52.3)	45.6
Cash and cash equivalents, beginning of year	232.7	187.1
Cash and cash equivalents, end of year	$180.4	$232.7

Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2025 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
Gross margin	34.5%	35.8%	34.8%	35.5%
Operating expenses	19.1%	20.2%	21.4%	20.4%
Operating margin	15.5%	15.6%	13.4%	15.2%
Other (income) expense, net	(0.5)%	0.2%	(0.6)%	(0.3)%
Depreciation and amortization	2.5%	2.7%	2.7%	2.7%
EBITDA	18.5%	18.1%	16.7%	18.3%
Effective tax rate	23.6%	21.3%	25.4%	22.7%
Earnings before income taxes - Mobile Solutions	19.1%	18.3%	18.2%	18.0%
Earnings before income taxes - Industrial Solutions	20.9%	20.1%	17.9%	18.6%
Earnings (loss) before income taxes - Life Sciences	5.3%	(1.2)%	1.5%	(3.9)%
Cash conversion ratio	131.0%	97.4%	93.2%	98.4%

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
Adjusted Rates
Gross margin	34.8%	36.2%	35.0%	35.6%
Operating expenses	18.3%	19.9%	19.3%	20.3%
Operating margin	16.4%	16.3%	15.7%	15.4%
Other (income) expense, net	(0.5)%	0.2%	(0.6)%	(0.3)%
Depreciation and amortization	2.5%	2.7%	2.7%	2.7%
EBITDA	19.4%	18.8%	19.0%	18.4%
Effective tax rate	23.7%	21.5%	23.3%	22.7%
Earnings before income taxes - Mobile Solutions	19.1%	18.3%	18.2%	18.0%
Earnings before income taxes - Industrial Solutions	20.9%	20.1%	17.9%	18.6%
Earnings (loss) before income taxes - Life Sciences	5.3%	(1.2)%	1.5%	(3.9)%
Cash conversion ratio	123.3%	93.3%	77.2%	97.3%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of certain items not related to ongoing operations. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2025 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended July 31,			Twelve Months Ended July 31,
	2025	2024	Change	2025	2024	Change
Net sales
Mobile Solutions segment
Off-Road	$94.6	$89.9	5.1%	$359.5	$380.8	(5.6)%
On-Road	26.3	32.9	(20.1)	110.6	139.8	(20.9)
Aftermarket	467.5	452.5	3.3	1,820.9	1,730.2	5.2
Total Mobile Solutions segment	588.4	575.3	2.3	2,291.0	2,250.8	1.8

Industrial Solutions segment
Industrial Filtration Solutions	262.4	237.4	10.5	914.2	901.1	1.5
Aerospace and Defense	47.4	50.4	(5.9)	190.2	165.4	15.0
Total Industrial Solutions segment	309.8	287.8	7.7	1,104.4	1,066.5	3.6

Life Sciences segment
Total Life Sciences segment	82.4	72.3	14.1	295.5	269.0	9.8

Total Company	$980.7	$935.4	4.8%	$3,690.9	$3,586.3	2.9%

Earnings (loss) before income taxes
Mobile Solutions segment	$112.1	$105.2	6.6%	$417.6	$404.5	3.2%
Industrial Solutions segment	64.6	57.8	11.8	197.7	198.8	(0.6)
Life Sciences segment	4.4	(0.9)	NM	4.4	(10.4)	NM
Corporate and unallocated	(31.4)	(22.7)	(38.3)	(127.5)	(57.6)	NM
Total Company	$149.7	$139.4	7.3%	$492.2	$535.3	(8.1)%

Earnings (loss) before income taxes percentage
Mobile Solutions segment	19.1%	18.3%	0.8%	18.2%	18.0%	0.2%
Industrial Solutions segment	20.9%	20.1%	0.8%	17.9%	18.6%	(0.7)%
Life Sciences segment	5.3%	(1.2)%	6.5%	1.5%	(3.9)%	5.4%
Note: Earnings (loss) before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
NM = Not meaningful
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2025 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended July 31, 2025
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM (5)
Mobile Solutions segment
Off-Road	5.1%	(13.4)%	14.5%	22.4%	65.8%
On-Road	(20.1)	(32.6)	10.9	(0.4)	(37.4)
Aftermarket	3.3	2.7	10.1	0.9	(1.8)
Total Mobile Solutions segment	2.3	(2.7)	11.1	4.5	(0.2)

Industrial Solutions segment
Industrial Filtration Solutions	10.5	7.8	18.2	6.6	(8.0)
Aerospace and Defense	(5.9)	(5.7)	(5.7)	(18.0)	N/A
Total Industrial Solutions segment	7.7	4.4	15.1	6.1	(8.0)

Life Sciences segment
Total Life Sciences segment	14.1	27.5	8.8	13.7	21.6

Total Company	4.8%	0.7%	12.3%	6.6%	(0.7)%

	Twelve Months Ended July 31, 2025
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(5.6)%	(8.6)%	(14.1)%	14.1%	24.8%
On-Road	(20.9)	(28.3)	(2.9)	(12.5)	(23.9)
Aftermarket	5.2	5.7	7.3	3.1	3.3
Total Mobile Solutions segment	1.8	0.6	1.5	3.6	3.7

Industrial Solutions segment
Industrial Filtration Solutions	1.5	2.0	3.5	(0.2)	(13.2)
Aerospace and Defense	15.0	23.9	(10.0)	1.1	N/A
Total Industrial Solutions segment	3.6	6.7	1.8	(0.2)	(13.2)

Life Sciences segment
Total Life Sciences segment	9.8	13.0	(0.4)	19.8	6.5

Total Company	2.9%	3.1%	1.4%	5.7%	1.8%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.); (2) Canada (CA); (3) Europe, Middle East and Africa (EMEA); (4) Asia Pacific (APAC); (5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2025 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended July 31, 2025
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	2.5%	(13.4)%	7.7%	19.9%	68.7%
On-Road	(21.8)	(32.6)	4.5	(4.8)	(35.9)
Aftermarket	1.9	2.7	3.6	0.6	(0.8)
Total Mobile Solutions segment	0.7	(2.7)	4.6	3.5	0.9

Industrial Solutions segment
Industrial Filtration Solutions	8.6	7.8	12.9	5.6	(7.3)
Aerospace and Defense	(7.3)	(5.7)	(11.5)	(18.2)	N/A
Total Industrial Solutions segment	5.8	4.4	9.8	5.1	(7.3)

Life Sciences segment
Total Life Sciences segment	8.5	27.5	1.9	7.1	23.0

Total Company	2.9%	0.7%	6.1%	4.5%	0.3%

	Twelve Months Ended July 31, 2025
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(5.9)%	(8.6)%	(15.6)%	14.8%	29.3%
On-Road	(20.9)	(28.3)	(4.0)	(13.1)	(17.5)
Aftermarket	5.4	5.7	5.2	3.9	6.1
Total Mobile Solutions segment	1.9	0.6	(0.4)	4.3	6.6

Industrial Solutions segment
Industrial Filtration Solutions	1.0	2.0	1.7	0.2	(11.1)
Aerospace and Defense	14.6	23.9	(11.9)	3.0	N/A
Total Industrial Solutions segment	3.1	6.7	—	0.2	(11.1)

Life Sciences segment
Total Life Sciences segment	7.9	13.0	(2.3)	16.5	10.6

Total Company	2.7%	3.1%	(0.5)%	5.6%	4.7%
Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchange rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2025 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$167.8	$126.0	$418.8	$492.5
Net capital expenditures	(18.1)	(19.1)	(76.8)	(84.9)
Free cash flow	$149.7	$106.9	$342.0	$407.6

Net earnings	$114.3	$109.7	$367.0	$414.0
Income taxes	35.4	29.7	125.2	121.3
Interest expense	7.1	5.3	24.2	21.4
Depreciation and amortization	24.4	24.9	99.5	98.4
EBITDA	$181.2	$169.6	$615.9	$655.1

Adjusted net earnings	$121.4	$114.5	$442.8	$418.8
Adjusted income taxes	37.8	31.3	134.5	122.9
Interest expense	7.1	5.3	24.2	21.4
Depreciation and amortization	24.4	24.9	99.5	98.4
Adjusted EBITDA	$190.7	$176.0	$701.0	$661.5

Gross profit	$338.8	$334.8	$1,286.2	$1,274.4
Impairment of intangible assets	—	—	—	—
Restructuring and other charges	2.2	3.8	6.5	3.8
Gain on the sale of fixed assets	—	—	—	—
Business development charges	—	—	—	—
Adjusted gross profit	$341.0	$338.6	$1,292.7	$1,278.2

Operating expense	$187.1	$188.6	$790.8	$730.3
Impairment of intangible assets	—	—	(62.0)	—
Restructuring and other charges	(7.3)	(2.6)	(12.6)	(2.6)
Gain on the sale of fixed assets	—	—	1.2	—
Business development charges	—	—	(5.2)	—
Adjusted operating expense	$179.8	$186.0	$712.2	$727.7

Operating income	$151.7	$146.2	$495.4	$544.1
Impairment of intangible assets	—	—	62.0	—
Restructuring and other charges	9.5	6.4	19.1	6.4
Gain on the sale of fixed assets	—	—	(1.2)	—
Business development charges	—	—	5.2	—
Adjusted operating income	$161.2	$152.6	$580.5	$550.5
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2025 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2025	2024	2025	2024

Net earnings	$114.3	$109.7	$367.0	$414.0
Impairment of intangible assets, net tax	—	—	58.3	—
Restructuring and other charges, net tax	7.1	4.8	14.4	4.8
Gain on the sale of fixed assets, net tax	—	—	(0.8)	—
Business development charges, net tax	—	—	3.9	—
Adjusted net earnings	$121.4	$114.5	$442.8	$418.8

Diluted EPS	$0.97	$0.90	$3.05	$3.38
Impairment of intangible assets	—	—	0.48	—
Restructuring and other charges	0.06	0.04	0.12	0.04
Gain on the sale of fixed assets	—	—	(0.01)	—
Business development charges	—	—	0.04	—
Adjusted diluted EPS	$1.03	$0.94	$3.68	$3.42

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted income taxes, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2025 Earnings Press Release Schedules